EXHIBIT NO. 10.137

         AGREEMENT dated this day of December, 1997, by and between 500 WEST PUTNAM ASSOCIATES , a Connecticut partnership with offices at 50 Holly Hill Lane, Greenwich, Connecticut 06830 ("Seller"); Cecio Properties Limited Partnership, a Connecticut limited partnership with offices at 50 Holly Hill Line, Greenwich, Connecticut 06830 ("CPLP"), and CALI REALTY ACQUISITION CORPORATION, a Delaware corporation with offices at 11 Commerce Drive, Cranford, New Jersey 07016 ("Purchaser").

Seller and Purchaser hereby covenant and agree as follows:

                                                     Section 1

                                                 Sale of Premises

         1.01 Seller shall sell, assign and convey to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement: (a) all right, title and interest of Seller as Tenant pursuant to the terms, conditions and provisions of a certain lease a description of which is annexed hereto as Schedule A attached hereto ("Leasehold") of a parcel of land (the "Land") described in Schedule A-1 attached hereto; (b) all buildings and improvements (the "Building" or "Improvements") situated on the Land; (c) all the estate and rights of Seller, if any, in and to the Land and Building, including without limitation, all of Seller's right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of -way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and Improvements and any unpaid award for any taking by condemnation or any damage to the Land or Improvements by reason of a change of grade of any street or highway; and (d) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building (collectively, "Premises"). The Premises are located at or known as 500 West Putnam Avenue, Greenwich, Connecticut.

         1.02         The sale to Purchaser includes the following:

         (a) all personal property (other than cash, cash equivalents, receivables and other intangible assets, except for the Tradenames), fixtures, equipment, inventory and fixtures owned by Seller and located on or at the Premises, or used in connection with the Premises (the "Personal Property").

         (b) all leases and other agreements with respect to the use and occupancy of the Premises, together with all amendments and modifications thereto and any guaranties provided thereunder (individually, a "Lease", and collectively, the "Leases"), and rents, additional rents, reimbursements, profits, income, receipts becoming due following Closing and the amount deposited (the "Security Deposit") under any Lease in the nature of security for the performance of the obligations of the tenant or user (individually a "Tenant", and collectively, the "Tenants") under the Leases;

         (c) all trademarks and tradenames used or useful in connection with the Premises, including without limitation the name 500 West Putnam Avenue and any other name by which the Premises is commonly known, and all goodwill, if any, related to said names, all for which Purchaser shall have the sole and exclusive rights (collectively, the "Tradenames");

         (d) all permits, licenses, guaranties, approvals, certificates and warranties relating to the Premises and the Personal Property (collectively, the"Permits and Licenses"), all of Seller's right, title and interest in and to those contracts and agreements for the servicing, maintenance and operation of the Premises ("Service Contracts") and telephone numbers in use by Seller at any of the Premises (together with the Permits and Licenses and the Service Contracts, the "Intangible Property");

                      (e) all promotional material, marketing materials, brochures, photographs (collectively,"Promotional Materials"), books, records, tenant data, leasing material and forms, past and current rent rolls for the past three years, files, statements, tax returns for the past three years, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of Seller which are or may be used by Seller in the use and operation of the Premises or Personal Property (collectively, and together with the Promotional Materials, the "Books and Records"); and

         (f) all other rights, privileges and appurtenances owned by Seller, if any, and in any way related to the rights and interests described above in this Section.

         The Premises, the Personal Property, the Leases, the Tradenames, the Intangible Property, the Books and Records and the other property interests being conveyed hereunder are hereinafter collectively referred to as the "Property". Notwithstanding the conveyance by Seller to Purchaser of the Books and Records, Purchaser, following closing hereunder shall permit Seller to inspect and copy all or portions of such Books and Records in connection with the audit or examination by any taxing authority of any of Seller's tax returns.


         1.03 Seller shall convey and Purchaser shall accept the Property in accordance with the terms of this contract, subject only to the matters set forth in Schedule B attached hereto, inclusive of the NYL Mortgage (as hereinafter defined), (collectively, "Permitted Exceptions").

         1.04 Simultaneously with the Closing hereunder, Cecio Properties Limited Partnership ("CPLP") shall convey to Purchaser fee simple title to the Land in accordance with the terms and conditions of this agreement provided, nevertheless, that Seller and CPLP shall, simultaneously upon closing hereunder, terminate the Leasehold and upon such termination, the Premises shall be conveyed by CPLP to Purchaser in accordance with the provisions of this Agreement and CPLP shall thereupon be deemed the "Seller" for all purposes of this Agreement. Notwithstanding the termination, both Seller and CPLP shall proceed in accordance with the terms of this Agreement to effectuate its intent.

                                                     Section 2

                                         Purchase Price, Acceptable Funds,
                                   Existing Mortgages, and Escrow of Downpayment

         2.01 The purchase price ("Purchase Price") to be paid by Purchaser to Seller and CPLP (to be allocated between them pursuant to a separate agreement) for the Premises is $18,025,000.00. The Purchase Price shall be paid as follows:

                  a) Upon the signing of this Agreement, by the delivery, subject to collection, of the sum of $250,000.00 payable to Pryor, Cashman, Sherman & Flynn ("Escrowee"), the receipt of which is hereby acknowledged by Escrowee (such sum and all interest accrued on all such sums shall become a part of and referred to as the "Deposit"); and

                  b) Upon closing of title in accordance with the terms hereof, the balance of the Purchase Price shall be paid by Purchaser to Seller as follows: (i) by Purchaser accepting all other rights of Seller in and to the Premises, subject to a certain mortgage (the "NYL

                  Mortgage") dated September 21, 1990, recorded in Book 2070 at Page 142 of the Greenwich Land Records and (ii) by payment to Seller, by unendorsed certified or official bank check payable to Seller or, at Seller's option, by wire transfer to an account designated by Seller, in an amount equal to the difference between the unpaid balance of the Purchase Price and the unpaid principal balance of the NYL Mortgage due at the time of Closing; plus or minus prorations as provided herein and any unpaid amounts due or owing under the NYL Mortgage, other than the principal balance, both as of the Closing Date.

    2.02 (a) The sum payable pursuant to Section 2.01(a) hereof shall be paid to Escrowee, to be held in escrow in a special bank account until the Closing or sooner termination of this Agreement, and Escrowee shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee shall hold such sums in an interest-bearing account and all such interest shall be paid to Purchaser, unless the Deposit is to be paid to Seller as provided herein on account of Purchaser's default, in which event the interest shall be paid to Seller. The party receiving such interest shall pay any income taxes thereon. At the Closing, such sums shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of such amount, Escrowee shall give written notice to the other party of such demand. If Escrowee does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice, Escrowee is hereby authorized to make such payment. If Escrowee does receive such written objection within such ten (10) day period, Escrowee shall continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment of a court. However, Escrowee shall have the right at any time to deposit the escrowed sums and interest thereon, if any, with the clerk of the highest court of original jurisdiction of the county in which the Land is located. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder. In no event shall the firm of Pryor, Cashman, Sherman & Flynn be disqualified from continuing to act as

Purchaser's attorney by virtue of having acted as Escrowee hereunder.

                  (b) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, or involving gross negligence on the part of Escrowee.

                  (c) Escrowee has acknowledged its agreement to these provisions, and does in addition agree to submit itself to the jurisdiction of the Superior Court of the State of Connecticut in any controversy relating to the Deposit, by signing in the place indicated on the signature page of this Agreement.

                  (d) In the event Purchaser fails to perform on the Closing Date, Purchaser's sole liability and Seller's sole recourse shall be limited to the amount of the Deposit. Seller agrees that retention of the Deposit constitutes fixed and liquidated damages resulting from Purchaser's default, and Seller waives any other claim, at law or in equity, either against Purchaser or against any person, known or unknown, disclosed or undisclosed.

                  (e) (i) If, after complying with the terms of this Agreement, Seller is unable to convey title in accordance with the terms of this Agreement, Purchaser shall have the right to terminate this Agreement. In such event, neither party shall have any further rights or obligations hereunder other than those which are expressly stated herein to survive any such termination, the Deposit shall be returned to Purchaser and Seller shall refund to Purchaser all charges made for (a) examining the title to all of the Real Property, (b) any appropriate additional municipal searches made in accordance with this Agreement, and (c) survey and survey inspection charges, which refund obligation shall survive said termination.

                         (ii)   In the event of any default on the part
of the Seller, Purchaser shall have the right to terminate this Agreement or commence an action seeking specific performance.

                         (iii)  In the event of a wilful default on the
part of the Seller, Purchaser shall be entitled to any and all of its rights and remedies at law or in equity.

                                                   Section 3

                                                  The Closing

    3.01 Except as otherwise provided in this Agreement, the closing of title pursuant to this Agreement ("Closing") shall take place on the fifteenth (15th) day next following the expiration of the Inspection Contingency Period (as defined in Section 4.01), but in no event any later than January 30, 1998, at 10:00 A.M. (the actual date of the Closing being herein referred to as "Closing Date") at the offices of Seller's attorney, Fogarty Cohen Selby & Nemiroff LLC, 88 Field Point Road, Greenwich, CT 06830.

                                                   Section 4

                                                 Contingencies

    4.01 Purchaser's obligations hereunder are contingent upon satisfaction of the following condition not later than forty-five (45) days next following the date of this Agreement (said forty-five (45) day period being referred to herein as the "Inspection Contingency Period"): Satisfaction of Purchaser, in Purchaser's sole discretion of the results of Purchaser's inspection and assessment of the Premises, including without limitation, environmental, soil tests and borings, groundwater tests and investigations, physical, structural, sub-surface soil, zoning, regulatory and financial aspects of the Premises and its present or proposed use and occupancy, and such other tests, investigations or studies as Purchaser, in its sole discretion, determines is necessary. All such inspections and assessments shall be conducted at Purchaser's sole cost and expense. Seller, at no cost to Seller, shall cooperate with Purchaser in such inspection of the Premises and shall permit Purchaser access to the Premises and to Sellers' books and records relating to the Premises including, without limitation environmental reports and studies. In addition, Seller will deliver to Purchaser, promptly after request, true and complete copies of all test borings, Environmental Documents (as defined in Section 5.23(d)), surveys, title materials and engineering and architectural data and the like relating to the Premises that are in Seller's possession or under its control. In the event any additional similar materials or information come within Seller's possession or control after the date of this Agreement, Seller shall promptly submit true and complete copies of the same to Purchaser. All such rights of access shall be exercised at reasonable times and upon reasonable prior notice to Seller and shall be exercised in a manner which will not cause damage to the Premises nor interfere in any material respect with the operation of any Building tenant, and Purchaser shall repair and restore any portion of the surface of the Premises disturbed by Purchaser, its agents or contractors during the conduct of any test or study to substantially the same condition as existed prior to such disturbance. Such right of access shall include, without limitation, the right to perform studies, tests, borings, investigations and inspections for the purposes described in Section 4. Provided that Purchaser shall first deliver to Seller a detailed workplan showing the location of all borings studies, investigations and testing to be performed by or on behalf of Purchaser, Seller shall notify Purchaser of any dangerous conditions on the Premises, including, without limitation, conditions which due to the nature of the borings, studies, investigations, inspections or testing to be performed by or on behalf of Purchaser may pose a dangerous condition to Purchaser or Purchaser's agents and contractors. Such right of inspection and the exercise of such right shall not constitute a waiver by Purchaser of the breach of any representation, warranty, covenant or agreement of Seller which might, or should, have been disclosed by such inspection.

    4.02 Purchaser shall, prior to the expiration of the Inspection Contingency Period, give written notice to Seller if Purchaser, decides to terminate this Agreement for any reason. This Agreement shall be terminated if Purchaser shall fail to give written notice ("Continuation Notice") to Seller not later than 5:00 p.m. of the last day of the Inspection Contingency Period, to Seller and to Escrowee that Purchaser elects to continue the effectiveness of this Agreement, and in the absence of such written notice, the Deposit shall be returned to Purchaser and thereupon no party hereto shall have any further rights or obligations hereunder but shall be released therefrom. In the event that Purchaser shall so give to Seller such Continuation Notice, this Agreement shall remain in full force and effect, and Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4. However, Purchaser shall continue to have the rights of access and inspection set forth in this Section 4.

                                                   Section 5

                                   Representations and Warranties of Seller


    Seller makes the following representations and warranties, to Seller's best knowledge and information, none of which shall survive Closing, except to the extent provided in Section 5.24:

    5.01 Seller is the sole owner of the Leasehold and, CPLP is the sole owner of the Land, and subject only to the consent of the mortgagee under the NYL Mortgage, each has full right, power and authority to enter into, and consummate the transactions contemplated by this Agreement.

    5.02 The information concerning the Leases and Tenants set forth in Schedule C attached hereto ("Lease Abstracts") is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof, and there are no Leases or Tenancies or subleases or subtenants of any space in the Premises other than those set forth therein. Except as otherwise set forth in the Lease Abstracts or elsewhere in this Agreement:

                  (a) all of the Leases are in full force and effect and none of them has been modified, amended or extended;

                  (b) no renewal or extension options have been granted to tenants except as provided for in the Leases;

                  (c) no tenant has an option to purchase the Premises;

                  (d) the rents referred to in the Lease Abstracts are being collected on a current basis and there are no arrearages in excess of one month;

                  (e) except as set forth in the Lease Abstracts, no tenant is entitled to rental concessions, offsets, allowances or abatements for any period subsequent to the scheduled Closing Date;

                  (f) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured;
                  (g) no action or proceeding instituted against Seller by any tenant of the Premises is presently pending in any court, except with respect to claims involving personal injury or property damage which are covered by insurance;

                  (h) there are no security deposits other than those set forth in the Lease Abstracts;

                  (i) Schedule F sets forth all real estate brokerage commissions which may be due and payable with respect to any renewal or extension options in connection with the Tenancies ("Renewal Commissions") or any tenant improvement work, credits, payments or allowances which are currently due and owing upon a renewal or extension of a Lease;

    (j) True, correct and complete copies of the Leases, and all subleases in Seller's possession, have been provided to Purchaser. The Leases constitute all of the Leases, tenancies or occupancies affecting the Premises on the date hereof, and there are no agreements which confer upon any Tenant or any other person or entity, any rights with respect to the Property; and

    (k) No Tenant has sent a written notice of default to Seller, as Landlord, which default remains uncured..

    5.03 Schedule D annexed hereto and made a part hereof lists all insurance policies presently affording coverage with respect to the Premises, and the information contained therein is accurate as of the date hereof.

    5.04 Schedule E annexed hereto and made a part hereof lists all service, maintenance, supply and management contracts ("Service Contracts") and such schedule lists all of such contracts affecting the Premises, and the information set forth therein is accurate as of the date hereof.

    5.05 There are no leased fixtures on the Premises unless otherwise indicated in this Agreement.

    5.06 Seller has performed all of the obligations and observed all of the covenants required of the landlord under the Leases. All work, alterations, improvements or installations required to be made for or on behalf of all Tenants under the Leases have in all respects been carried out, performed and complied with, and there is no agreement with any Tenant for the performance of any work to be done in the future. No work has been performed at the Building which would require an amendment to the certificate of occupancy for the Building, and any and all work performed at the Property to the date hereof and to the Closing Date has been and will be in accordance with the rules, laws and regulations of all applicable authorities. All bills and claims for labor performed and materials furnished to or for the benefit of the Premises will be paid in full on the Closing Date.

    5.07 There are no contracts or agreements affecting the Premises or the operation thereof, except the Service Contracts, the Leases and a management contract with Cecio Management Company. True, accurate and complete copies of the Service Contracts have been initialed by the parties. All of the Service Contracts are and will on the Closing Date be unmodified and in full force and effect without any default or claim of default by any of the parties thereto. All sums presently due and payable by Seller under the Service Contracts have been fully paid and all sums which become due and payable between the date hereof and the Closing Date shall be fully paid on the Closing Date. All of the Service Contracts may be terminated on not more than thirty (30) days notice without the payment of any fee or penalty, except for the HVAC Maintenance Contract (annual) and Fire System Contract (annual). The Management agreement with Cecio Management Company will be terminated as a condition of Closing.

    5.08 The Permits and Licenses include all certificates, licenses, permits and authorizations, issued to Seller, including without limitation any Permits and Licenses relating to any environmental matters, necessary to operate and occupy the Building or legally required in operating and occupying buildings similar to the Building, all of which Permits and Licenses are listed on
Schedule 5.08, along with the expiration date of same. Seller has not received any notice that any of the Permits and Licenses are subject to, or in jeopardy of, revocation or non-renewal. Seller is current in the payment of any fees required to be paid for the Permits and Licenses. All Permits and Licenses are in full force and effect, are transferable with the Premises, as the case may be, without additional payment by Purchaser, and shall, upon closing, be transferred to Purchaser by Seller.

    5.09 There are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of Seller, threatened against or related to Seller or to all or any part of the Premises, the environmental condition thereof, or the operation thereof, nor does Seller know of any basis for any such action.

    5.10 Except as referred to in Schedule 5.10, there are no outstanding requirements or recommendations by (i) the insurance company(s) currently insuring the Premises; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the Premises, which require or recommend any repairs or work to be done on the Premises, nor is there any capital expenditure program currently in process or anticipated to be completed.

    5.11 Except as referred to in Schedule 5.11, Seller has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Premises, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Premises, (iii) any proposed or pending special assessments affecting the Premises or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the Premises and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Premises. Seller agrees to furnish Purchaser with a copy of any such notice received within two (2) days after receipt.

    5.12 Seller has provided Purchaser with all reports, including without limitation, the Environmental Documents, in their possession or under their control related to the physical condition of the Premises and upon request, will make available to Purchaser for inspection and copying, all Books and Records necessary for Purchaser to conduct its due diligence of the Premises.

    5.13 Seller has no knowledge of any notices, suits, investigations or judgments relating to any violations of any laws, ordinances or regulations affecting the Premises, (including, without limitation, Environmental Laws [as defined in Section 5.23(d)]) or any violations or conditions that may give rise thereto, and has no reason to believe that any Governmental Authority (as defined in Section 5.23(d)) contemplates the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees, directives or writs of any Governmental Authorities against or involving Seller or the Premises.

    5.14 There are no employees of Seller working at or in connection with the Premises. There are not any union agreements executed by Seller affecting the Premises as of the date hereof, nor shall any such agreements affect the Premises as of the Closing Date.

    5.15 Annexed hereto as Schedule F is a schedule of all leasing commission obligations affecting the Premises. The respective obligations of Seller and Purchaser with respect to said commissions are set forth in Section 7.03.

    5.16 Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy nor suffered the filing of any involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, nor suffered the attachment or other judicial seizure of all, or substantially all, of such assets, nor admitted in writing its inability to pay its debts as they come due nor made an offer of settlement, extension or composition to its creditors generally.

    5.17 The Personal Property is now owned and will on the Closing Date be owned by Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind.

    5.18 No portion of the Premises is located in a flood plain.

    5.19 Seller has delivered true, correct and complete copies of the NYL Mortgage loan documents to Purchaser and is not in default thereunder. Any and all payments due under the NYL Mortgage have been paid and are current.

    5.20 Seller is a duly organized and validly existing general partnership organized under the laws of the State of Connecticut, is duly authorized to transact business in the State of Connecticut, CPLP is a duly organized and validly existing limited partnership organized under the laws of the State of Connecticut, and each has, subject to the provisions in Section 5.01, all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to sell the Premises in accordance with the terms and conditions hereof. All necessary actions of the partners of Seller and CPLP to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

    5.21 This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of Seller and CPLP enforceable in accordance with the terms of this

Agreement. The performance by Seller and CPLP of their respective duties and obligations under this Agreement and the documents and instruments to be executed and delivered by them hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of Seller or CPLP or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which Seller or CPLP is a party or by which their respective assets are or may be bound. In the event that NYL does not give such consent, either party, upon notice to the other prior to the Closing Date, shall have the right to terminate this Agreement. Purchaser, nevertheless, has the right to negate any such termination by Seller and proceed to Closing hereunder, provided that Purchaser indemnifies and holds Seller, CPLP and their respective partners, harmless from any and all loss or damage, including reasonable attorney's fees, pursuant to the NYL Mortgage.

    5.22 No representation or warranty made by Seller or CPLP contained in this Agreement, and no statement contained in any document, certificate, Schedule or Exhibit furnished or to be furnished by or on behalf of Seller to Purchaser or any of its designees or affiliates pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

    5.23 In addition to the foregoing, Seller hereby warrants and represents the following with respect to environmental matters:

                  (a) Except as disclosed in any Environmental Document delivered by Seller to Purchaser:

                  (i) there are no Contaminants (as defined in Section 5.23(d)) on, under, at, emanating from or affecting the Premises, except those in compliance with all applicable Environmental Laws (as defined in Section 5.23(d));

                  (ii) neither Seller, or to its knowledge, any current or prior occupant, nor, to its knowledge, any current or prior owner of the Premises has received any Notice (as defined in Section 5.23(d)) or advice from any Governmental Authority (as defined in Section 5.23(d)) or any other third party with respect to Contaminants on, under, at, emanating from or affecting the Premises, and, to Seller's knowledge, no Contaminants have been Discharged (as defined in Section 5.23(d)) which would allow a Governmental Authority to demand that a cleanup be undertaken;

                  (iii) no portion of the Premises has ever been used by Seller, or to its knowledge, any current or former owner or current or former occupant to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer or process Contaminants, whether or not any of those parties has received Notice or advice from any Governmental Authority or any other third party with respect thereto;

                  (iv) Seller has not transported any Contaminants, nor to its knowledge has any current or former occupant or current or former owner transported Contaminants from the Premises to another location which was not done in compliance with all applicable Environmental Laws;

                  (v) no ss.104(e) informational request has been received by Seller issued pursuant to CERCLA (as defined in Section 5.23(e));

                  (vi) there is no asbestos or asbestos containing material in any friable state or otherwise in violation of Environmental Laws on the Premises;

                  (vii) all transformers and capacitators containing polychlorinated biphenyls ("PCBs"), and all "PCB Items", as defined in 40 C.F.R. ss.761.3, located on or affecting the Premises, are in compliance with all Environmental Laws;

                  (viii) there are no above ground storage tanks or Underground Storage Tanks (as defined in Section 5.23(e)) at the Premises, regardless of whether such tanks are regulated tanks or not;

                  (ix) all pre-existing above ground storage tanks and Underground Storage Tanks at the Premises have been removed and their contents disposed of in accordance with and pursuant to Environmental Laws;

                  (x) the Premises has not been used as a solid waste facility or a solid waste disposal area, including, without limitation, a sanitary landfill facility, as defined in the Connecticut Solid Waste Management Act, Conn. Gen. Stat. Ann.
ss.22a-446d et seq.;

                  (xi) Seller, and, to Seller's knowledge, each occupant of the Premises have all environmental certificates, licenses and permits ("Permit") required to operate the Premises and there is no violation of any statute, ordinance, rule, regulation, order, code, directive or requirement, including, without limitation, Environmental Laws, with respect to any Permit, nor any pending application for any Permit;


                  (xii) there are no federal or state liens as referred to under CERCLA or Conn. Gen. Stat. Ann. ss.22a-452a, as amended, Pub. L. No. 97-218 or any other Environmental Laws that have attached to the Premises;

                  (xiii) to Seller's knowledge, all current and prior owners of the Premises have complied with the Transfer Act (as defined in Section 5.23(e));

                  (xiv) Seller has not, to its knowledge, engaged in any activity on the Premises in violation of Environmental Laws;

                  (xv) the transfer of the Premises by Seller to Purchaser is not subject to the Connecticut Transfer Act;

                  (xvi) there are no engineering or institutional controls at the Premises, including without limitation, any deed notice, declaration of environmental land use restriction, groundwater classification exception area, well restriction area or other notice or use limitation pursuant to Environmental Laws; and

                  (xviii) the Premises is not subject to any wetlands regulations, administered by the United States of America, Army Corps of Engineers, the Environmental Protection, the DEP or any other federal, state, county or local Governmental
Authority (as defined in Action 5.23(d)).

                  (b) Contemporaneously with the execution of this Agreement, and subsequently promptly upon receipt by Seller, or its representatives, Seller shall deliver to Purchaser: (i) all Environmental Documents concerning the Premises generated by or on behalf of predecessors in title or former occupants of the Premises to the extent in Seller's possession or control; (ii) all Environmental Documents concerning the Premises generated by or on behalf of Seller, whether currently or hereafter existing; and (iii) all Environmental Documents concerning the Premises generated by or on behalf of current or future occupants of the Premises to the extent in Seller's possession or control, whether currently or hereafter existing.

                  (c) Seller shall notify Purchaser in advance of all meetings scheduled between Seller or Seller's representatives and DEP, and Purchaser, and Purchaser's representatives shall have the right, without obligation, to attend and participate in all such meetings.


                  (d) The following terms shall have the following meanings when used in this Agreement:

                  (i) "Contaminants" shall include, without limitation, any regulated substance (excepting therefrom small quantities of office cleaning substances and office supplies), toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the "Tanks Laws" as defined below; the "Transfer Act" as defined below; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq. ("CERCLA"); the Water Pollution and Control Act, 33 U.S.C. ss.1251 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, code, rule or regulation, including, without limitation, radon, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives. Where a statute, ordinance, code, rule or regulation defines any of these terms more broadly than another, the broader definition shall apply.

                  (ii) "Discharge" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Contaminants at, into, onto or migrating from or onto the Premises, regardless of whether the result of an intentional or unintentional action or omission.

                  (iii) "Environmental Documents" shall mean all environmental documentation in the possession or under the control of Seller concerning the Premises, or its environs, including without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

                  (iv) "Environmental Laws" shall mean each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, codes, directives or requirements, of any Governmental Authority in any way related to Contaminants.

                  (v) "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom, or created pursuant to any law.

                  (vi) "DEP" shall mean the Connecticut Department of Environmental Protection or its successor.

                  (vii) "Notice" shall mean, in addition to its ordinary meaning, any written communication of any nature, whether in the form of correspondence, memoranda, order, directive or otherwise.

                  (viii) "Tank Laws" shall mean the Connecticut Underground Petroleum Storage Act, Conn. Gen. Stat. Ann. ss.22a-449a et seq., and the federal underground storage tank law (Subtitle I) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq., together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof, and any successor legislation and regulations.

                  (ix) "Underground Storage Tank" shall mean each and every "underground storage tank", whether or not subject to the Tank Laws, as well as the "monitoring system", the "leak detection system", the "discharge detection system" and the "tank system" associated with the "underground storage tank", as those terms are defined by the Tank Laws.

                  (x)  "Transfer Act" shall mean the Connecticut
Transfer Act, Conn. Gen. Stat. Ann. ss.22a-134 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations now or hereafter existing.

    5.24 All representations, warranties, covenants and agreements made by Seller and CPLP in this Agreement shall survive the Closing Date for a period of six (6) months, and, for such six month period, shall not be merged in the delivery of the Deed. Seller and CPLP agree to indemnify and defend Purchaser, and to hold Purchaser harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto, incurred by Seller, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of Seller and CPLP contained in this Agreement. Notwithstanding any contrary or consistent provision of this Agreement, in no event shall the aggregate liability of Seller and CPLP arising by virtue of any breach, inaccuracy, incompleteness or nonfulfillment of (a) the representations, warranties, covenants and agreements contained in all portions of this Agreement, except those set forth in Sections 5.23 and 8.16 exceed $500,000.00 and (b) the representations, warranties, covenants and agreements contained in Section 5.23 and 8.16 exceed $500,000.00; and in no event shall Seller or CPLP have any liability of any nature whatsoever for any breach of representation or warranty asserted by Purchaser if, prior to Closing, Purchaser had actual knowledge of the matter giving rise to Purchaser's claims. For the purposes of the preceding sentence, "actual knowledge" shall refer to the actual knowledge of Purchaser's principal representative in this transaction, who Purchaser represents to be Andrew Greenspan, and shall include but not be limited to all information contained herein and in documents and materials provided by Seller to such principal representative.


                                                   Section 6

                                         Acknowledgments of Purchaser

    Purchaser acknowledges that, subject to Purchaser's satisfaction of the inspection contingency referred to in Section 4, and except as provided in this Agreement, Purchaser shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear and tear, and, subject to the provisions of Section 18, casualty loss occurring between the date of this Agreement and the Closing Date. In entering into this Agreement, Purchaser has not been induced by and has not relied on any representation or statement, express or implied, made by Seller or any person representing or purporting to represent Seller, except as specifically set forth in this Agreement.


                                                     Section 7

                                         Seller's Obligations as to Leases

    7.01 Between the date of this Agreement and the Closing, Seller shall not, without Purchaser's prior written consent: (a) amend, renew or extend any Lease or Tenancy in any respect, unless required by law; or (b) terminate any Lease or Tenancy except by reason of a default by the tenant thereunder.

    7.02 Unless otherwise provided in a schedule attached to this Agreement, between the date of this Agreement and the Closing, Seller shall not permit occupancy of, or enter into any new lease for, space in the Building which is presently vacant or which may hereafter become vacant. Seller shall not grant any concessions, offsets, allowances or rent abatements for any period following the Closing without Purchaser's prior written consent.

    7.03 All leasing commissions due on account of the original term of all Leases made before the date of this Agreement and extensions and renewals which are presently effective (but not renewals or extensions of such leases which are exercised after the Closing Date) shall be paid by Seller and Seller shall hold Purchaser harmless with respect thereto. All leasing commissions on account of extensions or renewals of Leases made after the Closing Date shall be paid by Purchaser and Purchaser shall hold Seller harmless with respect thereto. All tenant improvement obligations arising in respect to any lease terms currently in effect shall be satisfied prior to the Closing Date. The provisions of this Section shall survive the Closing.

                                                     Section 8

                                                Covenants of Seller

    Seller covenants that between the date of this Agreement and the Closing:

    8.01 Seller shall not modify or amend any Service Contract or enter into any new service contract unless the same is terminable without penalty by Seller or its successor upon not more than 30 days' notice. Simultaneously upon Closing, Seller will terminate any Service Contracts of which Purchaser advises

Seller to so terminate, and which are so terminable, in accordance with Section 5.01, at Seller's sole cost and expense. Seller shall terminate any management agreements and/or contracts affecting the Premises.

    8.02 Seller shall maintain in full force and effect until the Closing the insurance policies described on Schedule D annexed hereto.

    8.03 No fixtures, equipment or personal property included in this sale shall be removed from the Premises.

    8.04 Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period or any prior period in which a settlement would affect any future period, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Seller represents that there are no such protests or proceedings currently pending. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the reasonable expenses of collection thereof, which obligation shall survive the Closing.

    8.05 Seller shall allow Purchaser or Purchaser's representatives access to the Premises, the Leases, Service Contracts, Books and Records and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times, provided that all such rights of access shall be exercised in a manner which will not cause damage to the Premises nor interfere in a material manner with the operations of any Building tenant.

    8.06 Seller will not defer taking any action or spending any of its funds or otherwise manage the Premises differently due to the pending sale of the Premises. Seller shall operate and maintain the Premises in the ordinary course of business and shall use reasonable efforts to reasonably preserve for Purchaser the relationships between Seller and Seller's tenants, suppliers, managers, employees and others having a business relationship with Seller with respect to the Premises.

    8.07 Seller shall not enter into any agreement requiring Seller to do work for any Tenant after the Closing Date without first obtaining the prior written consent of Purchaser.

    8.08 Seller shall not cause or permit the Premises, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred.

    8.09 Seller will make all required payments under any the NYL Mortgage within any applicable grace period, but without reimbursement by Purchaser therefor except as provided in Section 12. Seller shall also comply with all other terms, covenants, and conditions of any mortgage on the Premises.

    8.10 Seller shall not apply any security deposits with respect to any Tenant in occupancy on the Closing Date.

    8.11 Seller shall permit Purchaser and its authorized representatives to inspect the Books and Records of its operations at all reasonable times. All Books and Records not conveyed to Purchaser hereunder shall be maintained for Purchaser's inspection at Seller's address as set forth above.

    8.12 Upon request of Purchaser at any time after the date hereof, Seller, at no cost to Seller, shall assist Purchaser in its preparation of audited financial statements, statements of income and expense, and such other documentation as Purchaser may reasonably request, covering the period of Seller's ownership of the Leasehold. If, to facilitate such audit or at Purchaser's request, Seller requires the services of its independent accountant, Purchaser shall be responsible for the costs thereof.

    8.13 If prior to the Closing Date Seller shall have received from (i) any insurance company which issued a policy with respect to the Property, (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage, any notice requiring or recommending any repair work to be done to the Property, Seller will do the same expeditiously and diligently at its own cost and expense prior to the Closing Date.

    8.14 All violations of statutes, ordinances, rules, regulations, orders, codes, directives or requirements affecting the Property, whether or not such violations are now noted in the records of or have been issued by any Governmental Authorities shall be complied with by Seller prior to the Closing and the Property shall be conveyed free of any such violations, including, without limitation, violations of Environmental Laws.

    8.15 Seller shall cause CPLP to convey to Purchaser, fee simple title to the Land simultaneously with Seller's delivery of the Property to Purchaser in accordance with the terms herein as set forth in Section 1.04, or, at Purchaser's option, the Leasehold between CPLP and Seller shall be terminated in accordance with Section 1.04.

    8.16          Seller shall:

    (i) Promptly notify Purchaser of, and promptly deliver to Purchaser, a certified true and complete copy of any Notice Seller may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of Environmental Laws or Discharge of Contaminants;

    (ii) At its own cost and expense, be responsible for the remediation of all Contaminants existing on, under, at, emanating from or affecting the Property, as of the date of Closing, in violation of Environmental Laws, regardless of the date of discovery, notwithstanding anything to the contrary set forth herein. In no event shall Seller's remediation involve any engineering or institutional controls, including, without limitation, capping, a deed notice, a declaration of environmental restrictions or other institutional control notice or a groundwater classification exception area or well restriction area. Any such remediation and associated activities shall be undertaken pursuant to a right of access agreement reasonably acceptable to Purchaser
    and

    (iii) Contemporaneously with the execution and delivery of this Agreement, and subsequently, promptly upon receipt by Seller or its representatives, deliver to Purchaser a certified true and complete copy of all Environmental Documents.

    8.17 Notwithstanding any contrary or inconsistent provision contained in this Agreement, if the aggregate cost of completing the work required pursuant to Sections 8.13, 8.14 and 8.16 shall exceed $50,000.00 Seller, at its option may elect to terminate this Agreement upon notice to Purchaser and Escrowee, whereupon Escrowee shall immediately return to Purchaser the Deposit and all interest accrued thereon and thereupon no party shall any further rights or obligations hereunder. Upon receipt of Seller's notice, Purchaser shall have the option, upon notice to Seller, to negate Seller's termination and, in such event, at the Closing, Purchaser (a) shall accept the Property with no requirement on Seller's part to perform or complete such work, and (b) shall receive a credit against the Purchase Price in the amount of $50,000.

                                                     Section 9

                                               Conditions to Closing

    9.01 It shall be a condition to Purchaser's obligations pursuant to this Agreement that New York Life Insurance Company shall consent to the sale by Seller to Purchaser of the Premises subject to the NYL Mortgage and to the entering into of an assumption agreement in form and substance annexed hereto as
Schedule 9.01.

    9.02 Promptly upon the execution and exchange of this Agreement, Seller shall notify The New York Life Insurance Company of the proposed conveyance to Purchaser, and request the consent of The New York Life Insurance Company to such conveyance, in accordance with the requirements of The NYL Mortgage. Seller and Purchaser shall furnish The New York Life Insurance Company with such information as may reasonably be required in connection with such request and shall otherwise cooperate with The New York Life Insurance Company and with each other in an effort expeditiously to procure such consent. If The New York Life Insurance Company shall fail or refuse to grant such consent in writing before the expiration of the Inspection Contingency Period, or shall require as a condition of the granting of such consent (i) that additional consideration be paid to The New York Life Insurance Company and neither Seller nor Purchaser is willing to pay such additional consideration, (ii) that the terms of the NYL Mortgage be changed and Purchaser is unwilling to accept such change, or (iii) execution of an assumption agreement incorporating provisions which are not consistent with those annexed hereto as Schedule 9.01, then Purchaser may terminate this Agreement by giving written notice of such election to terminate within five (5) business days next following the termination of the Inspection Contingency Period.

    9.03 Seller shall, at Seller's sole cost and expense, comply with the Transfer Act with respect to the Premises prior to Closing.

    9.04 The obligations of Purchaser to accept title to the Premises and to perform the other covenants and obligations to be performed by Purchaser on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Purchaser):

                  (a) The representations and warranties made by Seller herein shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  (b) Seller shall have performed all covenants and obligations undertaken by Seller herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  (c) The Title Company is unconditionally prepared to issue to Purchaser a Title Policy meeting the requirements set forth in Section 13 hereof for an "insurable title".

                  (d) Seller shall have delivered to Purchaser all of the documents provided herein for said delivery.

                  (e) The Premises shall be in compliance with all Environmental Laws.


    9.05 (a) On or following the date hereof, Seller agrees to deliver to each Tenant an estoppel certificate in the form annexed hereto as Schedule 9.05 for Tenant's execution, completed to reflect the Tenant's particular Lease status. Seller agrees to use reasonable efforts to obtain from all Tenants the estoppel certificates in such form; provided, however, that if any Tenant shall refuse to execute an estoppel letter in such form, Seller shall nevertheless be obligated to obtain estoppel certificates in the form in which each Tenant is obligated to deliver same as provided in its Lease. Seller agrees to deliver to Purchaser, upon receipt, copies of all estoppel letters received by Tenants, in the form received by Seller. The estoppel certificates required to be obtained pursuant to this Section 9.05 are collectively referred to as the "Estoppel Certificates".

    (b) As a condition to Closing, Seller shall deliver (a) an Estoppel Certificate from each Tenant which leases space at the Building in excess of 10,000 square feet or more in the aggregate and (b) Estoppel Certificates from the remaining Tenants leasing at least seventy-five (75%) percent of the aggregate remaining square footage of the Building.

    (c) For an Estoppel Certificate to be deemed delivered for purposes of this Agreement, it must certify that the Tenant's most recent rental payment under its Lease was made not more than one (1) month prior to the month in which the Closing occurs.

                                                    Section 10

                                           Seller's Closing Obligations

    At the Closing, Seller shall deliver the following to Purchaser:

    10.01 (a) Evidence establishing to Purchaser's satisfaction that the Leasehold has been terminated in accordance with Section 1.04, and (b) a Special Warranty Deed, in recordable form executed by CPLP, and in proper form to assign and convey to Purchaser all other right, title and interest of Seller in and to the Premises, as required by this Agreement, together with checks for all conveyance taxes payable in connection therewith.

    10.02 All original Leases and a duly executed and acknowledged assignment to Purchaser of said Leases, Security Deposits, and Intangible Property without recourse or warranty, other than as set forth herein.

    10.03 A schedule updating the Lease Abstracts and setting forth all arrears in rents and all prepayments of rents and indicating that there has been no adverse change in the income or expenses of the Premises between the execution of this Agreement and the Closing.

    10.04 A schedule of all cash security deposits and a check or credit to Purchaser in the amount of such security deposits, including any interest thereon which accrues to the benefit of tenants, held by Seller on the Closing Date under the Lease together with other instruments of assignment, transfer and consent as may be necessary to permit Purchaser to realize upon same.

    10.05 All Service Contracts in Seller's possession which are in effect on the Closing Date and which are assignable by Seller.

    10.06 A duly executed and acknowledged assignment to Purchaser, without recourse or warranty, other than as set forth herein of all of the interest of Seller in those Service Contracts, and other documents to be delivered to Purchaser at the Closing which are then in effect and are assignable by Seller.

    10.07 To the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

    10.08 Possession of the Premises in the condition required by this Agreement, and keys therefor.

    10.09 Any other documents expressly required by this Agreement to be delivered by Seller or as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

    10.10         The Original Estoppel Certificates.

    10.11 A letter to Tenants advising the Tenants of the sale hereunder and directing that rent and other payments thereafter be sent to Purchaser or its designee, as Purchaser shall so direct.

    10.12 A certificate indicating that the representations and warranties of Seller made in this Agreement are true and correct as of the Closing Date, or if there have been any changes, a description thereof.

    10.13 Affidavits and other instruments, including but not limited to all organizational documents of Seller and Seller's general partner including operating agreements, filed copies of partnership agreements and good standing certificates, reasonably requested by Purchaser and the Title Company evidencing the power and authority of Seller to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

    10.14 All proper instruments as shall be reasonably required for the conveyance to Purchaser of all right, title and interest, if any, of Seller in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Improvements, (ii) for damage to the Land or Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (iii) for any taking in condemnation or eminent domain of any part of the Land or Improvements.

    10.15 A certificate signed by an officer or partner of Seller to the effect that Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code.

    10.16 All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by

Seller as may be required of Seller by law in connection with the conveyance of the Premises to Purchaser, including but not limited to, Internal Revenue Service forms.

    10.17 A statement setting forth the Purchase Price with all adjustments and proration shown thereon.

    10.18 Any instruments reasonably required by Purchaser evidencing the assignment of the Tradenames.

    10.19 A computer diskette containing this Agreement and any closing or other documents executed in connection with this transaction and prepared by Seller or its counsel, in WordPerfect or Microsoft Word format.

    10.20 An agreement in form annexed hereto as Schedule F-2 pursuant to which Seller shall agree to and be responsible for all Renewal Commissions, the right to which accrued prior to Closing.

                                                    Section 11

                                          Purchaser's Closing Obligations

    At the Closing, Purchaser shall:

    11.01 Deliver to Seller funds in payment of the portion of the Purchase Price payable at the Closing, in accordance with Section 2.01 and as adjusted for apportionments under Section 12.

    11.02 Execute and deliver to New York Life Insurance Company all documents required by the New York Life Insurance Company in connection with its consents of the conveyance of the Premises to Purchaser in accordance with the requirements of the NYL Mortgage, provided such documents are in substantial conformity with those which shall be fully negotiated and agreed to by and between Purchaser and NYL during the Inspection Contingency Period.

    11.03 Execute and deliver to Seller an agreement, in form annexed hereto as Schedule F-1, pursuant to which Purchaser shall agree and be responsible for all Renewal Commissions, the right to which shall accrue following Closing.


    11.04 Execute and deliver to Seller an agreement, indemnifying and agreeing to defend Seller against any claims made by tenants with respect to tenant's security deposits to the extent paid or credited to Purchaser pursuant to
Section 10.04.

    11.05 Execute and deliver to Seller any other documents expressly required by this Agreement to be delivered by Purchaser.

                                                    Section 12

                                                  Apportionments

    12.01 The following apportionments shall be made between the parties at the Closing as of the close of business on the day prior to the Closing Date: (a) real estate taxes on the basis of the fiscal period for which assessed; (b) prepaid rents and Additional Rents (as defined in Section 12.03); (c) interest on the NYL Mortgage; (d) value of fuel stored on the Premises, at the price then charged by Seller's supplier, including any taxes with respect thereto on the basis of a reading made within ten (10) days prior to the Closing by Seller's supplier; (e) utility charges payable by Seller, including, without limitation, electricity, water charges and sewer charges, on the basis of a meter reading made within five (5) days prior to the Closing; and (f) prepaid charges under transferrable Service Contracts.

    12.02 If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to the month in which the Closing occurred; (b) then to any month or months following the month in which the Closing occurred; and (c) then to the period prior to the month preceding the month in which the Closing occurred. If rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

    12.03. At the Closing, Seller shall deliver to Purchaser a list additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, "Additional Rents") billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis for which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Additional Rent for such calendar year. Upon the reconciliation by Purchaser of the Additional Rents billed to Tenants, and the amounts actually incurred for such calendar year, Seller and Purchaser shall be liable for overpayments of Additional Rents, and shall be entitled to payments from Tenants, as the case may be, on a pro-rata basis based upon each party's period of ownership during such calendar year.

    12.04 Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing.

    12.05 The provisions of this Section 12 shall survive the Closing Date.


                                                    Section 13

                                      Objections to Title, Failure of Seller
                                     or Purchaser to Perform and Vendee's Lien

    13.01 Purchaser has ordered an examination of title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt.

    13.02 If, upon the date for the delivery of the deed as hereinafter provided, the Seller shall be unable to deliver or cause to be delivered good and marketable title to said premises, subject only to the Permitted Exceptions, then the Seller shall be allowed a reasonable postponement of closing not to exceed thirty (30) days, within which to perfect title. If at the end of said time the Seller is still unable to deliver or cause to be delivered a deed or deeds conveying a good and marketable title to said Premises, subject only to the Permitted Exceptions, then the Purchaser may elect to accept such title as the Seller can convey, without modification of the Purchase Price, or may reject such title, whereupon all sums paid on account hereof, together with any expenses actually incurred by the Purchaser for survey costs and title insurance costs shall be paid to the Purchaser without interest thereon. Upon such payment, this Agreement shall terminate and the parties hereto shall be released and discharged from all further claims and obligations.


    13.03 If title to the Premises is subject to any lien or charge other than the Permitted Encumbrances, Seller agrees to use good faith efforts to cause the Premises to be subject only to the Permitted Encumbrances and in any event to cure, at its expense, (i) judgments against Seller, (ii) mortgages (other than the NYL Mortgage) or other liens which can be satisfied by payment of a liquidated amount and (iii) defects, objections or exceptions which can be removed by payments not to exceed one (1%) percent of the Purchase Price in the aggregate. Seller agrees and covenants that it shall not voluntarily place any defects, objections or exceptions to title to any of the Premises from and after the date of the first issuance of the title commitment for said Premises.

    13.04 It shall be a condition to Closing that Seller convey, and that the Title Company insure, title to the Premises in the amount of the Purchase Price (at a standard rate for such insurance) in the name of Purchaser or its designees, after delivery of the Deed, by a standard 1992 ALTA Owners Policy, with ALTA endorsements Form 3.1, Form 8.1, Form 9 and any other endorsements as required by Purchaser attached, free and clear of all liens, encumbrances and other matters, other than the Permitted Encumbrances (the "Title Policy"). The Title Company shall provide affirmative insurance that any (i) Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title; (ii) Purchaser's contemplated use of the Premises will not violate the Permitted Encumbrances; and (iii) the exception for taxes shall apply only to the current taxes not yet due and payable. Seller shall provide such affidavits, including title affidavits and survey affidavits of no change, and undertakings as the Title Company insuring title to the Premises may reasonably require. The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Encumbrances, provided that any additional premium payable with respect to the aforesaid affirmative insurance shall be Purchaser's obligation.

    13.05 Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not less than seven (7) business days following the Closing Date (in each case subject to any applicable apportionment), and any mortgages or other liens created by Seller, which Seller is obligated to pay and discharge pursuant to the terms of this Agreement, together with the cost of recording or filing of any instruments necessary to discharge such liens and such judgments, shall be paid at the Closing by Seller. Seller shall deliver to Purchaser, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens which Seller is obligated to pay and discharge pursuant to the terms of this Agreement.

    13.06 If the Title Commitments disclose judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller, or any affiliates. Upon request by Purchaser, Seller shall deliver any affidavits and documentary evidence as are reasonably required by the Title Company to eliminate the standard or general exceptions on the ALTA form Owner's Policy.

    13.07 If, on the Closing Date, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual install ments, of which the first installment is either then a charge or lien or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after the Closing Date, shall be deemed to be due and payable and to be liens upon the Premises and shall be paid and discharged by Seller on the Closing Date.

                                                    Section 14

                                                      Broker

    14.01 Purchaser represents and warrants to Seller that it has dealt with no real estate broker other than Gladstone Properties in connection with this Agreement and no other broker brought this transaction to Purchaser's attention. Seller shall be responsible for all commissions payable to said broker, pursuant to a separate agreement. Seller represents to Purchaser that no other broker has an exclusive listing or brokerage agreement with respect to the sale to Purchaser of the Leasehold, the Premises or the Land. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach, as judicially determined, on their respective parts of any of their respective representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

                                                    Section 15

                                                      Notices

    All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by prepaid registered or certified mail, addressed as set forth on the first page of this Agreement, or as Seller or Purchaser shall otherwise have given notice.

                                                    Section 16

                                             Miscellaneous Provisions

    16.01 This Agreement and the Schedules annexed hereto embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

    16.02 This contract shall be governed by, and construed in accordance with, the law of the State of Connecticut.

    16.03 The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

    16.04 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, subject nevertheless to the provisions of Section 17.

    16.05 This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Purchaser.

    16.06 As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

    16.07 Purchaser shall not record this Agreement, or any notice hereof. If Purchaser shall record or attempt to record this Agreement or any notice hereof, this Agreement shall immediately thereupon terminate and be of no further force or effect, and Seller shall retain the Downpayment as and for liquidated damages arising from Purchaser's said default.


    16.08 This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

    16.09 Each party shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between Seller and Purchaser. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Seller, Purchaser or the party whose counsel drafted this Agreement.

    16.10 All references herein to any section, schedule or exhibit shall be to the sections of this Agreement and to the schedules and exhibits annexed hereto unless the context clearly dictates otherwise. All of the schedules and exhibits annexed hereto are, by this reference, incorporated herein.

    16.11 In the event of any litigation or alternative dispute resolution between Seller and Purchaser in connection with this Agreement or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party.

                                                    Section 17

                                                    Assignment

    In the event of any assignment by Purchaser of this Agreement or Purchaser's rights hereunder, (a) Purchaser shall, immediately upon such assignment, deliver to Seller an executed counterpart of the instrument of assignment which shall include the name and address of the assignee; and (b) Purchaser shall be and remain jointly and severally liable with such assignee for the performance of Purchaser's obligations hereunder.

    Purchaser shall have the absolute right to assign this Agreement to an affiliate of Purchaser.

                                                    Section 18

                                                   Casualty Loss

    18.01 If any time prior to the Closing Date any portion of the Property is destroyed or damaged as a result of fire or any casualty (a "Casualty"), Seller shall promptly give written notice ("Casualty Notice") thereof to Purchaser along with Seller's estimate, given in good faith, of the cost to repair as a result of the Casualty (the "Repair Cost"). If the Repair Cost is in excess of $50,000.00, then within ten (10) days after the receipt of the Casualty Notice, Purchaser shall have the right, at its sole option, of terminating this Agreement by written notice to Seller given within ten (10) days after receipt of the Casualty Notice. If Purchaser does not terminate this Agreement, the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date plus the amount of Seller's deductible shall be paid to Purchaser at Closing, and all unpaid claims and rights in connection with losses to the Property shall be assigned to Purchaser at Closing and Purchaser shall accept the Property with no requirement on Seller's part to repair or replace any such casualty loss.

    18.2 Seller shall cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property prior to the Closing date; provided, however, that any such repairs shall first be approved by Purchaser. Seller shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date for the cost of all repairs.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                      Seller:
                                      500 WEST PUTNAM ASSOCIATES


                                      By:
                                                     A General Partner


                                      By:
                                                     A Managing Partner

                                   CECIO PROPERTIES LIMITED PARTNERSHIP



                                      By:
                                                     A General Partner


                                      By:
                                                     A General Partner


                                      By:
                                                     A General Partner


                                      By:
                                                     A General Partner


                                      By:
                                                     A General Partner


                                      By:
                                                     A General Partner

                                      Purchaser:
                                   CALI REALTY ACQUISITION CORPORATION



                                      By:
                                                      President


Agreement by Escrowee

The undersigned hereby agrees to act as Escrowee pursuant to the provisions of
Section 2 of the foregoing Agreement.

PRYOR, CASHMAN, SHERMAN &
FLYNN

By: